Exhibit 10.10

First Amendment
to the
Associate Stock Ownership Plan

(Amended and Restated
as of December 31, 1997)

     Resolved, that the Associate Stock Ownership Plan (the “Plan”) amended and restated as of December 31, 1997, is hereby amended in the following particulars, effective as of January 1, 2001;

1.	By deleting the last two sentences in Section 2 Eligibility and replacing them with the following:

Further notwithstanding anything contained in the Plan to the contrary, the maximum contributions that can be made by an Eligible Employee during the calendar year shall not exceed the lessor of (i) a number of Common shares, which when aggregated, would not have a fair market value (as determined on the first day of the applicable Purchase Periods) in excess of $25,000, and (ii) 15% of the Eligible Employee’s compensation paid during the calendar year. In addition, the number of Common Shares which may be purchased by any Eligible Employee during the Purchase Period shall not exceed 1000, subject to adjustment in the same manner described in Section 12, in the case of the occurrence of any of the events described in Section 12.

2.	By deleting the percentage of 10% in the second sentence of the second paragraph of subsection (a) Payroll Deduction of Section 4 Basis of Participation, and replacing it with 15%.